FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 WAUSAU-MOSINEE PAPER CORPORATION
      (Exact name of registrant as specified in its charter)

     WISCONSIN                                       39-0690900
 (State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                      1244 KRONENWETTER DRIVE
                  MOSINEE, WISCONSIN  54455-9099
      (Address of principal executive offices)  (Zip Code)

                     MOSINEE PAPER CORPORATION
                 1994 EXECUTIVE STOCK OPTION PLAN
                     (Full title of the plan)

                         GARY P. PETERSON
       SENIOR VICE PRESIDENT-FINANCE, SECRETARY AND TREASURER
                 WAUSAU-MOSINEE PAPER CORPORATION
                      1244 KRONENWETTER DRIVE
                      MOSINEE, WI  54455-9099
                          (715) 693-4470

                            Copies to:
                       ARNOLD J. KIBURZ III
                      RUDER, WARE & MICHLER,
                     A LIMITED LIABILITY S.C.
                           P.O. BOX 8050
                      WAUSAU, WI  54402-8050
                          (715) 845-4336
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                                        Proposed      Proposed maximum
 Title of securities  Amount to be  Maximum offering  aggregate offering      Amount of
 to be registered      registered    price per unit         price         registration fee
 Common stock,        25,000          $     (1)           $     (1)         $161.00(2)
 no par value         shares

    (1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(h).
    (2) Calculated pursuant to Rule 457(c) as of March 2, 1998.

     The contents of the Registrant's Form S-8 dated as of December 17, 1997, file number 333-42447, relating to the Mosinee Paper Corporation 1994 Executive Stock Option Plan are hereby incorporated by reference.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mosinee, State of Wisconsin, on March 3, 1998.

                                    WAUSAU-MOSINEE PAPER CORPORATION



                                    By:  GARY P. PETERSON
                                         Gary P. Peterson
                                         Senior Vice President-Finance,
                                         Secretary and Treasurer
                                         (On behalf of Registrant and
                                         as Principal Financial Officer and
                                         Principal Accounting Officer)